UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2022 (September 19, 2022)

Date of Report (Date of earliest event reported)

Reaves Utility Income Fund

(Exact name of registrant as specified in its charter)

Delaware	811-21432	20-0223928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1230 Denver, CO	80290
(Address of principal executive offices)	(Zip Code)

800-644-5571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	UTG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[   ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 - Entry into a Material Definitive Agreement

New Distribution and Sub-Placement Agent Agreements

Reaves Utility Income Fund (NYSE American: UTG) (the “Fund”) has entered into a distribution agreement (the “Distribution Agreement”), dated September 19, 2022, with Paralel Distributors LLC (“Paralel Distributors”), pursuant to which the Fund may offer and sell up to 8,000,000 common shares of beneficial interest, no par value (“Common Shares”), from time to time through Paralel Distributors in transactions deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Offering”).

The Offering is being made pursuant a prospectus supplement, dated November 24, 2021 and the accompanying prospectus, also dated November 24, 2021, each of which constitute part of the Fund’s effective shelf registration statement on Form N-2 (File No. 333-261328) previously filed with the Securities and Exchange Commission (the “Registration Statement”). Under the Investment Company Act of 1940, as amended, the Fund may not sell any Common Shares at a price below the current net asset value of such common shares, exclusive of any distributing commission or discount.

Under the Distribution Agreement, Paralel Distributors may enter into sub-placement agent agreements with one or more selected dealers. Paralel Distributors has entered into a sub-placement agent agreement, dated September 19, 2022 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (“UBS”) relating to the Common Shares to be offered under the Distribution Agreement.

Pursuant to the Distribution Agreement, the Fund will compensate Paralel Distributors with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, under the Sub-Placement Agent Agreement, Paralel Distributors will compensate UBS at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by UBS.

The Distribution Agreement replaces the materially similar distribution agreement between the Fund and ALPS Distributors, Inc. (“ADI”), dated November 14, 2019, as amended on October 6, 2020, June 21, 2021 and November 22, 2021 (collectively, the “Prior ADI Agreement”). The Distribution Agreement and Prior ADI Agreement contain materially similar terms except for the parties to the agreements, number of Common Shares offered for sale and effective date. The Sub-Placement Agent Agreement replaces the materially similar sub-placement agent agreement between ADI and UBS, dated November 14, 2019, as amended on August 12, 2020, October 6, 2020, June 21, 2021 and November 22, 2021 (“Prior SPA Agreement”). The Sub-Placement Agent Agreement and Prior SPA Agreement contain materially similar terms except for the parties to the agreements, number of Common Shares offered for sale, and effective date.

Under the Prior ADI Agreement and Prior SPA Agreement, the Fund could offer and sell up to 23,000,000 Common Shares from time to time through ADI and UBS, respectively. From the date of the commencement of the Offering, November 24, 2021, through September 16, 2022, 5,077,802 Common Shares have been sold through ADI and UBS in the Offering. From November 14, 2019 through September 16, 2022, 22,026,485 Common Shares have been sold through ADI and UBS in aggregate in the Offering and a prior “at the market” offering. Each of the Prior ADI Agreement and Prior SPA Agreement are terminated effective September 19, 2022.

Paralel Distributors’ principal business address is 1700 Broadway, Suite 1230, Denver, Colorado 80290, which, beginning September 19, 2022, is also the address at which shareholders may request a free copy of the prospectus supplement, accompanying prospectus, statement of additional information, or the Fund’s annual and semi-annual reports.

The foregoing descriptions of the Distribution Agreement and the Sub-Placement Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Distribution Agreement filed with this report as Exhibit 1.1 and incorporated herein by reference, and the full text of the Sub-Placement Agent Agreement filed with this report as Exhibit 1.2 and incorporated herein by reference.

New Administration and Accounting Agreement

The Fund has entered into a new administration and fund accounting agreement (the “Paralel Agreement”) with Paralel Technologies LLC (“Paralel”) pursuant to which Paralel will begin serving as the Fund’s administrator effective September 19, 2022. Paralel will replace the Fund’s current administrator, ALPS Fund Services, Inc. (“ALPS”), effective September 19, 2022. Paralel’s principal business address is 1700 Broadway, Suite 1230, Denver, Colorado 80290 and is the parent company of Paralel Distributors.

The Paralel Agreement is materially similar to the Fund’s administration and fund accounting agreement with ALPS (the “ALPS Administration Agreement”), except with respect to the fees, effective date, parties to the agreements, and certain marketing services provided. Pursuant to the Paralel Agreement, Paralel will provide the Fund with fund accounting, tax, fund administration, and compliance services, providing the Fund with certain executive officers, and generally managing the business affairs of the Fund. These services are materially similar to those provided by ALPS under the ALPS Administration Agreement, except that in addition to those listed above, Paralel (itself or through its affiliates) also agrees to provide secondary market support to the Fund up to a specified amount in the Paralel Agreement .

The Paralel Agreement provides that from its fees earned, Paralel will pay all expenses incurred by the Fund with the exception of advisory fees; taxes and governmental fees; expenses related to portfolio transactions and management of the portfolio; expenses associated with secondary offerings of shares; trustee fees and expenses; expenses associated with tender offers and other share repurchases; and other extraordinary expenses. For these services, Paralel is entitled to receive a monthly fee at the annual rate of 0.15% on the first $2 billion of the average daily total assets of the Fund and 0.10% on any amount in excess of $2 billion of the average daily total assets of the Fund. Under the ALPS Administration Agreement, for its services, ALPS was entitled to receive a monthly fee at the annual rate of 0.265% on the first $2.5 billion of the average daily total assets of the Fund and 0.240% on any amount in excess of $2.5 billion of the average daily total assets of the Fund. From its fees, ALPS paid all expenses incurred by the Fund, except for certain exceptions that are materially similar to those described above under the Paralel Agreement. The ALPS Administration Agreement is terminated effective September 19, 2022.

The foregoing description of the Paralel Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Paralel Agreement filed with this report as Exhibit 1.3 and incorporated herein by reference.

Item 1.02 - Termination of a Material Definitive Agreement.

The relevant information relating to the termination of the Prior ADI Agreement, Prior SPA Agreement, and ALPS Administration Agreement found in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Trustees have appointed Jill Kerschen, Christopher Moore, and Bradley Swenson to serve as Treasurer, Secretary, and Chief Compliance Officer, respectively, of the Fund effective as of September 19, 2022. Each officer appointed are employees of Paralel and/or its affiliates. The Paralel officer appointments were made in connection with the resignations of Jennell Panell, Sareena Khwaja-Dixon, and Ted Uhl, the Fund’s prior Treasurer, Secretary, and Chief Compliance Officer, respectively, that were tendered in connection to the termination of ALPS as the Fund’s administrator, as described in Item 1.01 above.

Ms. Kerschen, born in 1975, joined Paralel in 2021 and currently serves as Director of Fund Administration. Prior to joining Paralel, Ms. Kerschen was Vice President at ALPS Advisors, Inc. from 2019 to 2021, and served as Vice President and Fund Controller at ALPS Fund Services, Inc. from 2013 to 2019. Ms. Kerschen also has served as the Treasurer and Vice President of the SRH Total Return Fund, Inc. since 2021.

Mr. Moore, born in 1984, serves as the General Counsel and Chief Compliance Officer of Paralel and Paralel Advisors LLC, and General Counsel of Paralel Distributors since 2021. Mr. Moore served as Deputy General Counsel and Legal Operations Manager of RiverNorth Capital Management, LLC from 2020 to 2021; VP and Senior Counsel of ALPS Fund Services, Inc. from 2016 to 2020; and associate at Thompson Hine LLP from 2013 to 2016. Mr. Moore previously obtained his CPA at Ernst & Young from 2007 to 2009. Mr. Moore also has served as the Secretary, Chief Compliance Officer and Vice President of the SRH Total Return Fund, Inc. since 2021.

Mr. Swenson, born in 1972, serves as Director of Compliance Services of Paralel, and President and Chief Compliance Officer of Paralel Distributors since 2022. Mr. Swenson also served as President of TruePeak Consulting, LLC from 2021 to present; and President from 2019 to 2021 and Chief Operating Officer from 2015 to 2021 of ALPS and ADI, respectively. Mr. Swenson also has served as the Chief Compliance Officer of Cullen Funds Trust since 2022.

Officers of the Fund who are employed by Paralel or Paralel Distributors receive no compensation from the Fund. No officer employed by Paralel or Paralel Distributors owns any shares of the Fund.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Distribution Agreement between the Fund and Paralel Distributors LLC

1.2	Sub-Placement Agent Agreement between Paralel Distributors LLC and UBS Securities LLC

1.3	Administration and Accounting Agreement between Paralel Technologies LLC and the Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2022	By:	/s/ Joseph Rhame III

Joseph Rhame III
President